                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                ----------------


                                    FORM 8-A


                   FOR REGISTRATION OF CERTAIN CLASSES OF
         SECURITIES FILED PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934




                           MATRIA HEALTHCARE, INC.
--------------------------------------------------------------------------------
           (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                          58-2205984
---------------------------------                        --------------------
 (State or Other Jurisdiction of                           (I.R.S. Employer
 Incorporation or Organization)                           Identification No.)


   1850 PARKWAY PLACE, MARIETTA, GEORGIA                         30067
-----------------------------------------                   ---------------
 (Address of Principal Executive Offices)                      (Zip Code)



     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:
         None

Securities to be registered pursuant to Section 12(g) of the Act:

         Common Stock Purchase Right

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the securities to be registered is included in the joint proxy statement/prospectus (the "Joint Proxy Statement/Prospectus") filed as part of the registration statement on Form S-4 (the "Registration
Statement") by Matria Healthcare, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on February 7, 1996, relating to the registration pursuant to the provisions of the Securities Act of 1933, as amended, of 37,682,286 shares of common stock, par value $0.01 per share, of the Company, including associated common stock purchase rights (the "Rights"). The Joint Proxy Statement/Prospectus will be provided to stockholders of Tokos Medical Corporation (Delaware), a Delaware corporation ("Tokos"), and Healthdyne, Inc., a Georgia corporation ("Healthdyne"), in connection with the special meetings of Tokos and Healthdyne stockholders to approve the proposed merger of Tokos and Healthdyne with and into the Company pursuant to the terms of the Agreement and Plan of Merger, dated as of October 2, 1995, as amended, by and among Tokos, Healthdyne and the Company. The description of the Rights under the caption "Operation, Management and Business of Newco after the Merger -- Description of Capital Stock of Newco" of the Joint Proxy Statement/Prospectus is incorporated herein by reference.

ITEM 2.  EXHIBITS.

      EXHIBIT       DESCRIPTION
      NUMBER
          1         Form of Rights Agreement between the Company and SunTrust
                    Bank, Atlanta, which includes as Exhibit A thereto the
                    Form of Rights Certificate, filed as an exhibit to the
                    Registration Statement and incorporated herein by reference.

                                   SIGNATURE


                 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      Matria Healthcare, Inc.
                                      (Registrant)



                                      By: /s/ Donald R. Millard
                                          --------------------------------------
                                      Name:  Donald R. Millard
                                      Title: Senior Vice President and
                                             Chief Financial Officer

                                      Date: February 7, 1996
                                            ------------------------------------




                                       3